UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023 (July 24, 2023)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2023, certain subsidiaries (the “CHS Selling Entities”) of Community Health Systems, Inc. (the “Company”), entered into an Asset Purchase Agreement (“Purchase Agreement”) with Florida Health Sciences Center, Inc., a Florida non-profit corporation and certain of its affiliates (collectively, “Purchaser”). Pursuant to the Purchase Agreement, and subject to the terms and conditions set forth therein, Purchaser has agreed to acquire substantially all of the assets, and assume certain liabilities, from the CHS Selling Entities related to the following acute care hospitals (and certain related businesses): (i) Bravera Health Brooksville in Brooksville, Florida, (ii) Bravera Health Spring Hill in Spring Hill, Florida and (iii) Bravera Health Seven Rivers in Crystal River, Florida (the transactions contemplated by the Purchase Agreement, the “Transaction”). The total purchase price payable by Purchaser to the CHS Selling Entities at the closing of the Transaction is estimated to be approximately $280 million in cash, exclusive of anticipated purchase price adjustments for net working capital and the amount of capital leases assumed by Purchaser. Total cash consideration to be received, inclusive of these items, is estimated to be approximately $290 million.

The Purchase Agreement contains various representations, warranties and covenants made by the parties. The Purchase Agreement also provides for indemnification by the parties with respect to breaches of representations, warranties and covenants by such parties, as well as with respect to certain other indemnifiable matters specified in the Purchase Agreement.

The closing of the Transaction is subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement, which includes the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as consent from Hernando County, the lessor, for assignment of the lease to operate certain of the hospitals. Consummation of the Transaction is currently expected to occur in the fourth quarter of 2023.

The Purchase Agreement may be terminated by either party under certain circumstances set forth in the Purchase Agreement, including if the Transaction is not consummated on or before December 29, 2023.

The Purchase Agreement provides that, at closing, the parties, and/or their respective affiliates, will enter into certain ancillary agreements, including transition services agreements under which certain CHS Selling Entities and/or an affiliate(s) thereof will provide certain information technology and operational transition services to Purchaser for a period of time following the closing.

The foregoing summary of the Transaction and the terms and conditions of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may have been qualified in the Purchase Agreement by confidential disclosure schedules (which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement), may be subject to limitations and contractual risk allocation mechanisms agreed upon by the parties to the Purchase Agreement, and may be subject to standards of materiality that differ from what an investor may view as material, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions.

Item 8.01	Other Events.

On July 24, 2023, the Company issued a press release announcing the entry of the parties into the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. These forward-looking statements are based on the Company’s current beliefs, understandings and expectations. These forward-looking statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include: (i) the parties to the Purchase

Agreement may be unable to complete the Transaction in a timely manner or at all, because, among other reasons, conditions to the closing of the Transaction set forth in the Purchase Agreement may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the Transaction; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations; (v) the outcome of any legal proceedings to the extent initiated against the parties to the Purchase Agreement or others related to the Transaction; (vi) post-closing risks related to the transition services agreement and ancillary agreements to be entered into at closing as noted above; and (vii) the ability of the Company to execute on its strategy and achieve its goals and other expectations after any completion of the Transaction, as well as the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 17, 2023, and the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of July 24, 2023, by and among subsidiaries of CHS/Community Health Systems, Inc. and Florida Health Sciences Center, Inc. and certain of its affiliates*

99.1	Community Health Systems, Inc. Press Release, dated July 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish, on a supplemental basis, a copy of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2023	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen
Chief Executive Officer
(principal executive officer)